POWER OF ATTORNEY

           Know all by these presents, that the undersigned hereby constitutes and appoints each of Amir Rosenthal and Mark P. Ingebritson, signing singly, the undersigneds true and lawful attorney-in-fact to:

           (1)execute for and on behalf of the undersigned, in the undersigneds capacity as an officer and/or director of Katy Industries, Inc. (the Company), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

           (2)do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 and 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

           (3)take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorneyinfact, may be of benefit to, in the best interest of or legally required by, the undersigned, it being understood that the documents executed by such attorneyinfact, on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneyinfact may approve in such attorneyinfacts discretion.

           The undersigned hereby grants to each such attorneyinfact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneyinfact, or such attorneyinfacts substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneysinfact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

           This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneyinfact.

           IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this __________day of _____________, 2002.

           _____________________________
           Signature

           _____________________________
           Print Name

/s/ BARATTA ROBERT M

Signature

BARATTA ROBERT M

Print Name

06/16/2003

Date